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   EXHIBIT 23 - CONSENT OF GRANT THORNTON, LLP, AS AUDITOR TO FIRST WASHINGTON
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                                 FINANCIALCORP
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                                                                      Exhibit 23







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated January 27, 2003 accompanying the consolidated financial statements included in the 2002 Annual Report of First Washington FinancialCorp on Form10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Washington FinancialCorp on Form S-8 (File No. 333-67652, effective August 16, 2001).


GRANT THORNTON LLP


Philadelphia, Pennsylvania
March 27, 2003